CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-Effective Amendments, as numbered below ("Registration Statements"), to the registration statements on Form N-1A, with file numbers as noted below, of our reports, as dated below, relating to the financial statements and financial highlights appearing in the May 31, 2004 Annual Reports of Putnam Massachusetts Tax Exempt Income Fund, Putnam Michigan Tax Exempt Income Fund, Putnam Minnesota Tax Exempt Income Fund, Putnam Ohio Tax Exempt Income Fund, Putnam New Jersey Tax Exempt Income Fund and Putnam Pennsylvania Tax Exempt Income Fund, which are also incorporated by reference into the Registration Statements:

                                                       Post-Effective
Fund               File #         Date of Report       Amendment
----               -------        --------------       ---------------
Massachusetts      33-5416        July 8, 2004         25
Michigan           33-8923        July 8, 2004         25
Minnesota          33-8916        July 7, 2004         25
Ohio               33-8924        July 7, 2004         25
New Jersey        33-32550        July 9, 2004         16
Pennsylvania      33-28321       July 12, 2004         18

We also consent to the references to us under the headings "Financial highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statements.

/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP

Boston, Massachusetts
September 27, 2004